SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      December 1, 2004
                                                 ----------------------------

                        LINK PLUS CORPORATION
     ------------------------------------------------------
     (Exact Name of Registrant as Specified in its Charter)


          Delaware                   000-50077                 52-1018174
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(State or Other Jurisdiction  (Commission File Number)     (IRS Employer
       Incorporation)                                   Identification Number)



6996 Columbia Gateway Drive, Suite 104, Columbia Maryland       21046
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       (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code:         (410) 953-7177
                                                        ----------------------



                         NOT APPLICABLE
  -------------------------------------------------------------------------
  (Former Name or Former Address, If Changed Since Last Report) (Zip Code)



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Item 8.01  Other Events
-----------------------

The Board of Directors of the Corporation at its Annual Meeting on November 17, 2004 appointed Dr. Jonathan P. Gluckman to the position of President & Chief Operating Officer, effective December 1, 2004. Donald C. Kolasch will assume the positions of General Counsel of the Corporation and Vice Chairman of the Board of Directors, effective the same date.

Dr. Gluckman joined Link Plus as Executive Vice President in January 2004, as part of the acquisition/merger by Link Plus of JS Technologies Corporation. Dr. Gluckman has over 18 years experience in corporate management and in research and development of advanced technologies. Previously, he was CEO of JS Technologies Corporation, which he co-founded. Dr. Gluckman led the effort to develop the Advanced Wireless Communications System (AWICS) technology. Dr. Gluckman envisioned a family of semiconductor products and related software concepts that led to the successful introduction of the AWICS chip, and ultimately to the formation of JST Corporation (now part of Link Plus Corporation).

From 1993-1996 Dr. Gluckman worked for JJM Systems (now known as Observation Technologies, Inc.), a small radar-engineering firm that specialized in development of advanced non-cooperative target recognition systems. Dr. Gluckman served as Head of the Intelligent Control Division of JJM Systems, was responsible for new business development and was instrumental in development of advanced radar target tracking technology that was successfully incorporated in various commercial and military products.

Prior to 1993, Dr. Gluckman managed the US Navy's Advanced
Aircraft Human Factors programs (with a budget in excess of $10 million) that resulted in several products being incorporated into the F-14 and F/A-18 operational aircraft.

Dr. Gluckman holds a Ph.D. in Human Factors/Experimental
Psychology from the University of Cincinnati.


[Rest of Page Intentionally Blank. Signature on Following Page.]



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                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LINK PLUS CORPORATION



Date:   January 3, 2005              By:   /s/ Robert L. Jones, Jr.
                                        -----------------------------
                                        Robert L. Jones, Jr.
                                        Chairman & Chief Executive
                                        Officer




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